Exhibit 20.1
Page 1 of 3

Navistar Financial 1994-A Owner Trust
For the Month of March 1997
Distribution Date of April 15, 1997

Original Pool Amount                     $280,021,471.35

Beginning Pool Balance                    $45,202,827.69
Beginning Pool Factor                          0.1614263

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)     $4,909,068.03
  Interest Collected                         $357,746.60

Additional Deposits:
  Repurchase Amounts                               $0.00
  Liquidation Proceeds/Recoveries             $33,328.76
Total Additional Deposits                     $33,328.76

Repos/Chargeoffs                             $147,476.07
Aggregate Number of Notes Charged Off                 32

Total Available Funds                      $4,768,789.12

Ending Pool Balance                       $40,677,637.86
Ending Pool Factor                             0.1452661

Servicing Fee                                 $37,669.02

Repayment of Servicer Advances               $531,354.27

Reserve Account:
  Beginning Balance                        $5,623,697.27
  Target Percentage                                 6.50%
  Target Balance                                     N/A
  Minimum Balance                          $5,600,429.43
  (Release)/Deposit                          $(23,267.84)
  Ending Balance                           $5,600,429.43

Current Weighted Average APR:                      8.340%
Current Weighted Average Remaining Term (months):  17.04

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             574,268.19      396
    31-60 days                              97,060.07       86
    60+ days                                28,099.56       21

    Total                                  699,427.82      412

  Balances:  60+ days                      142,662.13       21

Memo Item - Reserve Account

  Prior Month                           $5,600,429.43
  + Invest. Income                          23,267.84
  + Transfer from Collections Account            0.00
    Beginning Balance                   $5,623,697.27

Exhibit 20.1
Page 2 of 3

Navistar Financial 1994-A Owner Trust
For the Month of March 1997

                                                               NOTES
                                                     CLASS A-1
                                     TOTAL        (MONEY MARKET)     CLASS A-2     CERTIFICATES
Original Pool Amount
 Distributions:                  $280,021,471.35  $89,606,000.00  $180,614,000.00  $9,801,471.35
 Distribution Percentages                                  0.00%           95.50%          4.50%
 Turbo Percentages                                       100.00%            0.00%          0.00%
 Coupon                                                   4.531%           5.930%         6.260%

Beginning Pool Balance            $45,202,827.69
Ending Pool Balance               $40,677,637.86
Collected Principal                $4,377,713.76
Collected Interest                   $357,746.60
Charge-Offs                          $147,476.07
Liquidation Proceeds/Recoveries       $33,328.76
Servicing                             $37,669.02
Cash Transfer to Reserve Account           $0.00
  Total Collections Available      $4,731,120.10
    for Debt Service

Beginning Balance                 $39,387,551.96           $0.00   $36,382,336.98  $3,005,214.98

Interest Due                         $195,466.58           $0.00      $179,789.38     $15,677.20
Interest Paid                        $195,466.58           $0.00      $179,789.38     $15,677.20
Principal Due                      $4,525,189.83           $0.00    $4,321,556.29    $203,633.54
Principal Paid                     $4,525,189.83           $0.00    $4,321,556.29    $203,633.54
Turbo Principal                            $0.00           $0.00            $0.00          $0.00

Ending Balance                    $34,862,362.13           $0.00   $32,060,780.69  $2,801,581.44
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                               0.1775099422   0.2858327425

Total Distributions                $4,720,656.41           $0.00    $4,501,345.67    $219,310.74

Interest Shortfall                         $0.00           $0.00            $0.00          $0.00
Principal Shortfall                        $0.00           $0.00            $0.00          $0.00
 Total Shortfall (required from Reserve)   $0.00           $0.00            $0.00          $0.00

Excess Servicing                      $10,463.69

Beginning Reserve Account Balance  $5,623,697.27   See also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                       $(23,267.84)
Ending Reserve Account Balance     $5,600,429.43

Exhibit 20.1
Page 3 of 3

Navistar Financial 1994-A Owner Trust
For the Month of March 1997


Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percentage Trigger

                                   5              4               3               2               1
                                Nov 1996       Dec 1996        Jan 1997        Feb 1997        Mar 1997

Beg. Pool Balance            $63,352,416.13  $59,198,061.43  $54,961,016.61  $51,030,159.26  $45,202,827.69

A) Loss Trigger:
Principal of Contracts
  Charged off                   $102,684.32      $30,149.48       $2,477.79      $23,693.18     $147,476.07
Recoveries                      $211,505.35     $259,757.38      $11,160.22         $142.69      $33,328.76

Total Charged off
  (Months 5,4,3)                $135,311.59
Total Recoveries
  (Months 3,2,1)                  44,631.67
Net Loss/(Recoveries)
  for 3 Mos.                     $90,679.92(a)

Total Balance
  (Months 5,4,3)            $177,511,494.17(b)

Loss Ratio Annualized [(a/b)(12)]    0.6130%

Trigger:  Is Ratio> 1.5%                 No

B) Delinquency Trigger:
   Balance delinquency 60+ days                                 $988,506.61   $1,160,358.52     $142,662.13
   As % of Beginning Pool Balance                                  1.79856%        2.27387%        0.31560%
   Three Month Average                                             1.48839%        1.93896%        1.46268%

Trigger:  Is Average> 2.0%               No

C) Noteholders Percent Trigger:      2.0000%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger: Is Minimum < 1.0%               No

  Navistar Financial Corporation


by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer